UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2019

Neiman Marcus Group LTD LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133184-12	20-3509435

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marcus Square
1618 Main Street
Dallas, Texas 75201

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 743-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events.

On April 29, 2019, Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “Company”) announced the commencement of offers to exchange (the “Exchange Offers”) any and all of its $960,000,000 aggregate principal amount of existing unsecured 8.000% Senior Cash Pay Notes due 2021 (the “Existing Cash Pay Notes”) and $655,746,580 aggregate principal amount of existing unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “Existing PIK Toggle Notes” and, together with the Existing Cash Pay Notes, the “Existing Notes”) for, (i) as to eligible holders who validly tendered their Existing Notes prior to 5:00 p.m., New York City time, on May 10, 2019 (the “Original Early Tender Date”), on a par-for-par basis, a combination of (a) non-voting cumulative preferred shares of MYT Holding Co., a U.S. holding company (“MYT Holding Co.”) that will indirectly hold, prior to the settlement of the Exchange Offers, NMG Germany GmbH, which holds and conducts the operations of MyTheresa, accruing dividends at a rate of 10.000% per annum (the “MYT Series A Preferred Stock”) and (b) new third lien notes due 2024, bearing interest payable in cash at a rate of 8.000% per annum in respect of exchanged Existing Cash Pay Notes (the “New 8.000% Third Lien Notes”) and 8.750% per annum in respect of exchanged Existing PIK Toggle Notes (the “New 8.750% Third Lien Notes” and, together with the New 8.000% Third Lien Notes, the “New Third Lien Notes”; the New Third Lien Notes, together with the MYT Series A Preferred Stock, are referred to herein as the “Early Tender Consideration”), and (ii) as to eligible holders who validly tender after the Original Early Tender Date but prior to 11:59 p.m., New York City time, on May 24, 2019, unless extended or earlier terminated by the Company (the “Expiration Date”), the New Third Lien Notes on a par-for-par basis. As of May 10, 2019 the right to validly withdraw tenders of Existing Notes and related consents has expired. Accordingly, tenders of Existing Notes may no longer be withdrawn.

On May 13, 2019, the Company issued a press release announcing (i) the early tender results of the Exchange Offers and (ii) the extension of the Original Early Tender Date to 5:00 p.m., New York City time, on May 15, 2019, unless extended by the Company (the “New Early Tender Date”) pursuant to the terms and subject to the conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, dated April 29, 2019 (as it may be supplemented and amended from time to time, the “Offering Memorandum”). Accordingly, eligible holders who tender Existing Notes at or prior to 5:00 p.m., New York City time on the New Early Tender Date will be be eligible to receive the Early Tender Consideration. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: May 13, 2019	By:	/s/ Tracy M. Preston

	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary